AMENDMENT TO AGREEMENT OF LEASE

THIS AMENDMENT TO AGREEMENT OF LEASE (the "Amendment") is entered into as of the 24th day of May, 2007 between OAKWOOD PARTNERS L.L.C. ("Landlord") and COMPENSATION RISK MANAGERS, LLC ("Tenant").

INTRODUCTORY STATEMENTS:

A. By Agreement of Lease dated August 5, 2005 (the "Lease"), Landlord agreed to lease to Tenant and Tenant agreed to hire from Landlord certain premises more particularly described in the Lease (the "Demised Premises") in an office building being constructed in a complex known as Oakwood Commons in Poughkeepsie, New York.

B. The parties desire to make certain modifications to the Lease.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree that the Lease is amended and modified, effective immediately, as follows:

1. The following Sections of the Preamble are amended as follows:

I. Demised Premises

(a) The first sentence is hereby deleted and substituting therefor the following:

"The Demised Premises are depicted on floor plans annexed hereto and made a part hereof as Exhibit A and will consist of approximately 34,315 rentable square feet (as defined in Building Office and Managers Association ("BOMA") standard ANSI/BOMA Z65.1-1996) of office space located on the second (2nd), fourth (4th) and fifth (5th) floors in the building to be constructed by Landlord on the Land (as defined in Paragraph 1(a) of this Lease), as shown on the site plan attached hereto and a part hereof as Exhibit A-1 (the "**Building**")."

(b) The last sentence is hereby deleted and substituting therefor the following:

"The Complex, which is situated on the Complex Land (as defined in Paragraph l(a) of the Lease), when complete, will consist of six (6) buildings and a parking garage, as shown on Exhibit A-1.

(c) Exhibit A-1 and Exhibit A-2 of the Lease are hereby deleted and substituting therefor the Exhibit A-1 and Exhibit A-2 attached to this Amendment.

V. Fixed Rent – The first sentence is hereby deleted and substituting therefor the following:

"Thirty Five Dollars ($35.00) per rentable square foot of office space per annum, being a total of One Million Two Hundred One Thousand Twenty Five Dollars ($1,201,025.00) per annum from the Commencement Date through the last day of the calendar month in which the fifth (5th) anniversary of the Commencement Date occurs (the "**Rent Adjustment Date**"); Thirty Eight and 50/100 Dollars ($38.50) per rentable square foot of office space per annum, being a total of One Million Three Hundred Twenty One Thousand One Hundred Twenty Seven Dollars and 50/100 ($1,321,127.50) per annum from the day after the Rent Adjustment Date through the fifth (5th) anniversary of the Rent Adjustment Date; and Forty Two and 35/100 Dollars ($42.35)

per rentable square foot of office space per annum, being a total of One Million Four Hundred Fifty Three Thousand Two Hundred Forty Dollars and 20/100 ($1,453,240.20) per annum from the day after the fifth (5th) anniversary of the Rent Adjustment Date to the tenth (10th) anniversary of the Rent Adjustment Date."

VI. Monthly Fixed Rent - The first sentence is hereby deleted and substituting therefor the following:

"One-Twelfth of Fixed Rent, being One Hundred Thousand Eighty Five and 41/100 Dollars ($100,085.41) per month, initially."

VIII. Tenant's Proportionate Share - The first sentence is hereby deleted and substituting therefor the following:

"Fifty-Four and Thirty-Three hundredths (54.33%) percent, which percentage is arrived at by dividing (i) the rentable square footage of the Demised Premises (which, as of the Commencement Date, is deemed to be approximately 34,315 rentable square feet) by (ii) the rentable square footage of the Building (which, as of the Commencement Date, is deemed to be 63,165 rentable square feet)."

XI. Number of Tenant Allocated Parking Spaces - The first sentence is hereby deleted and substituting therefor the following:

"Ten (10) exclusive spaces in the parking area on the Land shown on Exhibit A-1 and one hundred twenty five (125) non-exclusive spaces in the Parking Garage serving the Building and other buildings on the Complex Land."

XVIII. Parking Garage – The roman numeral "XVIII" is hereby deleted and replaced with the roman numeral "XVII."

XIX. Renewal Terms - The roman numeral "XIX" is hereby deleted and replaced with the roman numeral "XVIII." The sentence is hereby deleted and substituting therefor the following:

"the four-level parking garage to be constructed on Lot 6, as shown on Exhibit A-2."

2. Section 24 of the Lease is amended by deleting the references to "One Million Two Hundred Fifty Seven Thousand Six Hundred Ninety Six Dollars ($1,257,696.00)" and "One Million Four Hundred Fifteen Thousand Forty Dollars ($1,415,040.00)" and substituting therefore, "One Million Six Hundred Thirty Four Thousand Seven Hundred Sixty Six Dollars and 67/100 ($1,634,766.67)" and "One Million Eight Hundred Thirty Nine Thousand Two Hundred Eighty Four Dollars ($1,839,284.00)", respectively.

3. Section 36 of the Lease is hereby deleted and substituting therefor the following: "Intentionally Omitted."

4. Section 4.1 of Exhibit B (Work Letter to Lease) is amended by deleting the last sentence thereof and substituting therefor the following: "Against such Tenant's Finish Cost, Tenant shall be entitled to an allowance of (i) $65.00 per rentable square foot of the 2nd Floor of the Demised Premises and (ii) $75.00 per rentable square foot of the 4th and 5th Floors of the Demised Premises (the "Tenant Improvement Allowance")."

5. The Lease is amended and supplemented by adding Section 40, as follows:

"40. Guarantee.

(a) In order to induce Landlord to enter into this Lease with Tenant, and in consideration thereof, CRM USA Holdings, Inc. ("Guarantor") has, concurrently with the execution of this Lease, executed the Guaranty attached hereto as Exhibit G. The Guarantee sets forth Guarantor's obligations for the full and prompt performance and observance by Tenant and its successors and assigns of all of the terms and conditions in this Lease, on the part of Tenant thereunder to be performed or observed.

(b) No assignment, sublease, or other transfer of all or any part of Tenant's interest in this Lease or the Demised Premises shall affect the continuing liability of Guarantor under the Guaranty, which liability shall continue throughout the Term and any Renewal Term(s) in accordance with the terms of said Guaranty.

(c) The provisions of this Section 20 shall not limit the Guarantor's obligations under the Guaranty except as otherwise provided by the terms and conditions of the Guaranty.

6. Except and as amended hereby, the Lease remains in full force and effect. Each party acknowledges that it has no notice or knowledge of the existence of a default under the Lease by the other party, or of any facts which, with the passage of time or notice, or both, would become a default under the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

WITNESS:

[signature]
L. Keith Hackey

Landlord:
OAKWOOD PARTNERS L.L.C.

By: [signature]
Name: David S. Kaminski
Title: Asset Manager
Date: 5/24/07

WITNESS:

[signature]

Tenant:
COMPENSATION RISK MANAGERS, LLC

By: [signature]
Name: Daniel G. Hickey, Jr.
Title: Managing Member
Date: 5/24/07

EXHIBIT G

Form of Guaranty

GUARANTEE

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Oakwood Partners L.L.C., a New York limited liability company (the "Landlord") to make the foregoing lease (the "Lease") with Compensation Risk Managers, L.L.C., a New York limited liability company (the "Tenant"), the undersigned CRM USA Holdings, Inc., a Delaware corporation (the "Guarantor"), unconditionally guarantees the full performance and observance of all the covenants, conditions and agreements therein provided to be performed and observed by the Tenant, the Tenant's successors and assigns, and expressly agrees that the validity of this agreement and the obligations of the Guarantor shall in no wise be terminated, affected or impaired by reason of the granting by the Landlord of any indulgences to the Tenant or by reason of the assertion by the Landlord against the Tenant of any of the rights or remedies reserved to the Landlord pursuant to the provisions of the Lease or by the relief of the Tenant from any of the Tenant's obligations under the Lease by operation of law or otherwise (including, but without limitation, the rejection of the Lease in connection with proceedings under the bankruptcy laws now or hereafter enacted); the Guarantor hereby waiving all suretyship defenses. The obligations of the Guarantor include the payment to Landlord of any monies payable by Tenant under any provisions of the Lease, at law, or in equity, including, without limitation, any monies payable by virtue of the breach of any warranty, the grant of any indemnity or by virtue of any other covenant of Tenant under the Lease.

The Guarantor further covenants and agrees that this Guarantee shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease, whether or not the Guarantor shall have received any notice of or consented to such renewal, modification or extension. The Guarantor further agrees that its liability under this Guarantee shall be primary (and that the heading of this instrument and the use of the word "guarantee(s)" shall not be interpreted to limit the aforesaid primary obligations of the Guarantor), and that in any right of action which shall accrue to the Landlord under the Lease, the Landlord may, at its option, proceed against the Guarantor, any other guarantor, and the Tenant, jointly or severally, and may proceed against the Guarantor without having commenced any action against or having obtained any judgment against the Tenant or any other guarantor. Notwithstanding the foregoing, however, the Guarantor shall be liable hereunder for the full payment and performance of all obligations of the Tenant under the Lease, whether accruing before or after an Event of Default under the Lease. The Guarantor irrevocably agrees that, until the expiration of the Lease and thereafter until the performance in full of all obligations of the Tenant under the Lease, the Guarantor shall forbear to exercise any and all rights the Guarantor may have at any time (whether arising directly or indirectly, by operation of law or by contract or otherwise) to assert any claim against the Tenant on account of payments made under this Guarantee, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any security deposit or other collateral which may be held by the Landlord; and the Guarantor will not claim any set-off or counterclaim against the Tenant in respect of any liability the Guarantor may have to the Tenant; and the Guarantor will not make a claim against Tenant or Tenant's

estate in any bankruptcy proceeding until all obligations of Tenant under the Lease have been paid or performed in full. The Guarantor further represents to the Landlord as an inducement for it to make the Lease, that the Guarantor owns all of the entire membership interest in and to the Tenant, that the execution and delivery of this Guarantee is not in contravention of the Guarantor's charter or by-laws or applicable state laws, and has been duly authorized by its Board of Directors.

Notwithstanding anything in the contrary contained in this Guarantee, in no event shall the aggregate liability of the Guarantor hereunder be increased by reason of any amendment to the Lease made after the effective date of an assignment of the Lease to any entity that is not an Affiliated Entity (as that term is defined in the Lease) of the Tenant or of the Guarantor unless the Guarantor has consented to such amendment in writing, which consent may be withheld at the Guarantor's sole discretion; provided, however, that no such amendment shall affect the Guarantor's liability for the performance of the Tenant's obligations under the Lease as the same existed immediately prior to any such amendment. By way of clarification, the preceding sentence shall have no application to any such amendment to the Lease to the extent that such amendment merely memorializes the exercise of a right or option of the Tenant that existed before such amendment.

It is agreed that the failure of the Landlord to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by the Landlord of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the Guarantor under this Guarantee; and wherever reference is made to the liability of the Tenant named in the Lease, such reference shall be deemed likewise to refer to the Guarantor.

All payments becoming due under this Guarantee, including, without limitation, costs of collection, and not paid when due shall bear interest from the applicable due date until received by the Landlord at the Lease Interest Rate as that term is defined the Lease.

It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the heirs, executors, administrators and assigns of the Landlord, and shall be binding upon the successors and assigns of the Guarantor.

(signatures of following page)

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized officer and its corporate seal to be hereunto affixed at Poughkeepsie, New York, this 24TH day of May, 2007

GUARANTOR:

CRM USA HOLDINGS, INC.

By: [signature]
Name: Daniel G. Hickey, Jr.
Title: CEO

STATE OF New York)
) ss.
COUNTY OF Dutchess)

5/24, 2007

On this day, before me, personally appeared Daniel G. Hickey, Jr., who being by me duly sworn, did say that he/~~she~~ is CEO of CRM USA Holdings, Inc.; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said CEO acknowledged said instrument to be the free act and deed of said corporation.

[signature]
Notary Public
My Commission Expires: July 3, 2010

DAWN M. STEWART
Notary Public, State of New York
No. 01ST6044285
Qualified in Dutchess County
Commission Expires July 3, ~~2002~~ 2010